UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2007

LIGHTSPACE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-131857	04-3572975
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

529 Main Street, Ste 330 Boston, Massachusetts	02129
(Address of principal executive offices)	(Zip Code)

(617) 868-1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2007, Lightspace Corporation, a Delaware corporation (“Registrant”) appointed Brian Batease as Vice President and Chief Operating Officer.  Mr. Batease is 43 years old and has not previously held any position or office with the Registrant. Prior to joining the Registrant, Mr. Batease served as the VP of Manufacturing & Operations for Lightspace from November to July 2007.  Previously Mr. Batease was the National Account Manager with Standard Electric from 2005 to 2006, from 2004-2005 he served as the Chief Operations Officer at True to Form Lighting, from 2003-2004 he held the position of Head of Operations at City Theatrical, General Manager at Access Electronics from 2001-2003 and the VP of Manufacturing at Electronic Theatre Controls, (ETC) from 1997-2001.

On July 13, 2007, the Registrant entered into the Letter Agreement which sets forth certain understandings and arrangements with respect to the employment relationship of Mr. Batease with the Registrant. Mr. Batease’s annual salary will be $125,000.

On July 16, 2007, Registrant approved a raise in the annual salary of Gary Florindo, its president and Chief Executive Officer, to $175,000 per year, effective July 1, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightspace Corporation

Date: August 10, 2007

	By:	/s/ Gary Florindo
Gary Florindo
President, Chief Executive Officer and Director